Exhibit 10.1

LETTER OF CREDIT AND

REIMBURSEMENT AGREEMENT

Dated as of December 1, 2008

Between

AVISTA CORPORATION

and

BANK OF AMERICA, N.A.

relating to

$17,000,000

Pollution Control Revenue Refunding Bonds

(Avista Corporation Colstrip Project)

Series 2008

Section 7.09	Severability	27
Section 7.10	Governing Law	27
Section 7.11	Headings	27
Section 7.12	Notice of Controlling Acquisitions	27
Section 7.13	Prior Agreements Superseded	27
Section 7.14	Waiver of Jury Trial	27
Section 7.15	Counterparts	27

Exhibits and Schedules

Exhibit A:	Form of Letter of Credit

ii

LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT, dated as of December 1, 2008, between AVISTA CORPORATION, a Washington corporation (the “Company”), and BANK OF AMERICA, N.A., a national banking association (the “Bank”).

PRELIMINARY STATEMENTS:

(1) The Company has requested City of Forsyth, Montana (the “Issuer”) to issue, pursuant to a Trust Indenture dated as of December 1, 2008 (said Trust Indenture and any amendments or supplements thereto being herein referred to as the “Indenture”), between The Bank of New York Mellon Trust Company, N.A, as trustee (the “Trustee”), and the Issuer, $17,000,000 aggregate principal amount of the Issuer’s Pollution Control Revenue Refunding Bonds (Avista Corporation Colstrip Project) Series 2008 (the “Bonds”).

(2) The Company and the Issuer have entered into a Loan Agreement dated as of December 1, 2008 (said Loan Agreement and any amendments or supplements thereto being herein referred to as the “Loan Agreement”), under the terms of which the Issuer will loan the proceeds of the sale of the Bonds to the Company to, together with certain other moneys of the Company, refund all of the outstanding bonds of the $17,000,000 principal amount of City of Forsyth, Montana Pollution Control Revenue Refunding Bonds (Avista Corporation Colstrip Project) Series 1999B (the “Prior Bonds”). The Prior Bonds were used to refinance various pollution control and solid waste disposal facilities, as further described in the Loan Agreement.

(3) In order to further provide security for the payment when due of the principal of, and interest on, the Bonds, the Company has requested the Bank to issue its irrevocable letter of credit naming the Trustee as beneficiary, in substantially the form of Exhibit A hereto (such letter of credit and any successor letter of credit as provided for or contemplated in such letter of credit or this Agreement being the “Letter of Credit”), in the amount of $17,195,617 (the “Commitment”), of which (a) $17,000,000 shall support the payment of principal or portion of the purchase price corresponding to principal of the Bonds and (b) $195,617 shall support the payment of up to 35 days of interest or portion of the purchase price corresponding to interest on the Bonds, at an assumed interest rate of 12% per annum (computed on the basis of a 365-day year).

(4) The Bank is willing to issue the Letter of Credit subject to the terms and conditions set forth herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, including the covenants, terms and conditions hereinafter appearing and in order to induce the Bank to issue the Letter of Credit, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“A Drawing,” “B Drawing,” or “C Drawing” shall have the meaning ascribed to such terms in the Letter of Credit.

“Affiliate” means a Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Company or a Subsidiary of the Company. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

“Agreement” means this Letter of Credit and Reimbursement Agreement and any amendments or supplements thereto.

“Avista Utilities” means the operating division of the Company which represents all the regulated utility operations of the Company that are responsible for retail electric and natural gas distribution, electric transmission services and electric generation and production.

“Avista Utilities EBITDA” means, for any period, (a) Avista Utilities Net Income for such period plus (b) in each case, without duplication and to the extent deducted in computing Avista Utilities Net Income for such period, the sum for such period of (i) income tax expense, (ii) interest expense, (iii) depreciation and amortization expense, (iv) any extraordinary or non-recurring losses and (v) other non-cash items reducing such Avista Utilities Net Income for such period, minus (c) in each case, without duplication and to the extent added in computing Avista Net Income for such period, the sum of for such period of (i) any extraordinary or non-recurring gains and (ii) other non-cash items increasing Avista Utilities Net Income, all as determined in accordance with GAAP.

“Avista Utilities Interest Expense” means, for any period, interest expense of Avista Utilities for such period determined in accordance with GAAP.

“Avista Utilities Net Income” means, for any period, the net income or loss of Avista Utilities for such period determined in accordance with GAAP.

“Base Rate” means, for any day, the rate per annum equal to the higher of (i) the Prime Rate plus two percent (2.0%) or (ii) the Federal Funds Rate plus three percent (3.0%). Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate. The Base Rate shall be calculated on the basis of the actual number of days elapsed and a 365/366 day year, as the case may be.

“Bond Purchase Contract” means that certain Bond Purchase Contract dated December 29, 2008 between the Issuer and Banc of America Securities LLC, and any amendments and supplements thereto.

“Bonds” has the meaning assigned to that term in paragraph (1) of the Preliminary Statements hereof.

“Business Day” has the meaning assigned to that term in the Indenture.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Commitment” has the meaning assigned to that term in paragraph (3) of the Preliminary Statements hereof.

“Consolidated Total Capitalization” on any date means the sum, without duplication, of the following with respect to the Company and its consolidated subsidiaries: (a) total capitalization as of such date, as determined in accordance with GAAP, (b) the current portion of liabilities which as of such date would be classified in whole or part as long-term debt in accordance with GAAP (it being understood that the noncurrent portion of such liabilities is included in the total capitalization referred to in clause (a)), (c) all obligations as lessee which, in accordance with GAAP, are capitalized as liabilities (including the current portion thereof), and (d) all other liabilities which would be classified as short-term debt in accordance with GAAP.

“Consolidated Total Debt” on any date means the sum, without duplication, of the following with respect to the Company and its consolidated subsidiaries: (a) all liabilities which as of such date would be classified in whole or in part as long-term debt in accordance with GAAP (including the current portion thereof), (b) all obligations as lessee which, in accordance with GAAP, are capitalized as liabilities (including the current portion thereof), (c) all other liabilities which would be classified as short-term debt in accordance with GAAP, and (d) all Guarantees of or by the Company.

“Credit Agreements” means, collectively, (i) that certain Credit Agreement dated as of December 17, 2004 among the Company, Bank of America, N.A., as Managing Agent, KeyBank National Association and U.S. Bank National Association, as Documentation Agents, Wells Fargo Bank, as Documentation Agent and Issuing Bank, Union Bank of California, N.A., Union Bank of California, N.A., as Syndication Agent and an Issuing Bank, and The Bank of New York, as Administrative Agent and an Issuing Bank, as amended by Amendment No. 1 dated as of April 6, 2006 and as it may be further amended by its terms from time to time and (ii) that certain Credit Agreement dated as of November 26, 2008 among the Company, JPMorgan Chase Bank, N.A., as Documentation Agent, Wells Fargo Bank, National Association, as Syndication

Agent, and Union Bank of California, N.A., as Administrative Agent, as it may be further amended by its terms from time to time.

“Credit Termination Date” means the date on which the Letter of Credit shall terminate in accordance with its terms.

“Date of Issuance” has the meaning assigned to that term in Section 2.02 of this Agreement.

“Default Rate” means a fluctuating interest rate equal to the Base Rate in effect from time to time plus 3% per annum. The Default Rate shall be calculated on the basis of the actual number of days elapsed and a 365/366 day year, as the case may be.

“Event of Default” has the meaning assigned to that term in Section 6.01 of this Agreement.

“Facility Fee” has the meaning assigned to such term in Section 2.03(a) hereof.

“Facility Fee Payment Date” means the first Business Day of each January, April, July and October.

“Facility Fee Percentage” means 1.375% per annum.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Bank on such day on such transactions as determined by Bank. The Federal Funds Rate shall be calculated on the basis of the actual number of days elapsed and a 365/366 day year, as the case may be.

“First Mortgage” shall mean the Mortgage and Deed of Trust dated as of June 1, 1939, made by the Company in favor of Citibank, N.A., as successor trustee, as the same has been amended, modified or supplemented to date and as the same may be further amended, modified or supplemented from time to time hereafter.

“First Mortgage Bond” shall mean a first mortgage bond of the Forty-fourth Series issued to the Bank on the Closing Date under the First Mortgage Supplemental Indenture, in a principal amount equal to $17,195,617, or any first mortgage bond issued under a supplemental indenture to the First Mortgage in substitution for the First Mortgage Bond.

“First Mortgage Supplemental Indenture” shall mean the Forty-fourth Supplemental Indenture dated as of December 1, 2008, with respect to the First Mortgage.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Guarantee” of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

“Indebtedness” “Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, but limited, if such obligations are without recourse to such Person, to the lesser of the principal amount of such Indebtedness or the fair market value of such property, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements (the amount of any such obligation to be the amount that would be payable upon the acceleration, termination or liquidation thereof) and (j) all obligations of such Person as an account party in respect of letters of credit and bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

“Indenture” has the meaning assigned to that term in paragraph (1) of the Preliminary Statements hereof.

“Interest Payment Date” means each date on which interest is payable on the Bonds pursuant to the Bonds and the Indenture.

“Issue Date” means December 30, 2008.

“Issuer” has the meaning assigned to that term in paragraph (1) of the Preliminary Statements hereof.

“Letter of Credit” has the meaning assigned to that term in paragraph (3) of the Preliminary Statements hereof.

“Letter of Credit Amount” in effect at any time means the maximum amount available to be drawn at such time under the Letter of Credit, the determination of such maximum amount to assume compliance with all conditions for drawing and no reduction for (i) any amount drawn by any B Drawing or C Drawing, or (ii) any amount which has been drawn under the Letter of Credit which is subject, in whole or in part, to reinstatement, or (iii) any amount not available to be drawn because Bonds are held by or for the account of the Company or Bank.

“Loan Agreement” has the meaning assigned to that term in paragraph (2) of the Preliminary Statements hereof.

“Material Adverse Effect” means an effect on the business, assets, operations or financial condition of the Company and its Subsidiaries taken as a whole which could reasonably be expected to have a material adverse effect on the creditworthiness of the Company.

“Official Statement” means the Official Statement relating to the Bonds, together with any documents incorporated therein by reference.

“Person” means any individual, joint venture, corporation, company, voluntary association, partnership, trust, joint stock company, unincorporated organization, association, government, or any agency, instrumentality, or political subdivision thereof, or any other form of entity.

“Pledged Bonds” has the meaning assigned to that term in Section 2.14(a) of this Agreement.

“Prime Rate” means the interest rate announced by the Bank from time to time as its prime rate. Any change in the Prime Rate shall be effective as of the date such change is announced by the Bank.

“Project” has the meaning assigned to that term in the Indenture.

“Related Documents” has the meaning assigned to that term in Section 2.11 of this Agreement.

“Remarketing Agent” means Banc of America Securities LLC, and any successor appointed under the Indenture.

“Remarketing Agreement” means that certain Remarketing Agreement dated December     , 2008 between the Company and the Remarketing Agent, and any amendments and supplements thereto.

“Significant Subsidiary” shall mean a Subsidiary meeting any one of the following conditions: (a) the investments in and advances to such Subsidiary by the Company and the other Subsidiaries, if any, as at the end of the Company’s latest fiscal quarter exceeded 10% of the total assets of the Company and its Subsidiaries at such date, computed and consolidated in accordance with GAAP; or (b) the Company’s and the other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of such Subsidiary as at the end of the Company’s latest fiscal quarter exceeded 10% of the total assets of the Company and its Subsidiaries at such date, computed and consolidated in accordance with GAAP; or (c) the equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of such Subsidiary for the period of four consecutive fiscal quarters ending at the end of the Company’s latest fiscal quarter exceeded 10% of such income of the Company and its Subsidiaries for such period, computed and consolidated in accordance with GAAP; or (d) such Subsidiary is the parent of one or more Subsidiaries and, together with such Subsidiaries would, if considered in the aggregate, constitute a Significant Subsidiary.

“Stated Termination Date” means December 30, 2009, and, if the Letter of Credit is extended, the date to which the term of the Letter of Credit is extended.

“Subsidiary” shall mean, for any Person (the “Parent”), any corporation, partnership or other entity of which securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) are at the time directly or indirectly owned or controlled by the Parent or one or more of its subsidiaries or by the Parent and one or more of its subsidiaries.

“Tender Advance” has the meaning assigned to that term in Section 2.05 of this Agreement.

“Term Loan Rate” means, for any day, the greater of (i) the rate per annum equal to the Base Rate plus two percent (2.0%) or (ii) the interest rate applicable under the Indenture to Bonds that are not Pledged Bonds. The Term Loan Rate shall be calculated on the basis of the actual number of days elapsed and a 365/366 day year, as the case may be.

“Trustee” has the meaning assigned to that term in paragraph (1) of the Preliminary Statements hereof.

Section 1.02 Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

Section 1.03 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP as in effect at that time. Except as otherwise expressly provided herein, all financial statements and certificates and reports as to financial matters required to be delivered to the Bank hereunder shall be prepared in accordance with GAAP applied as in effect at that time on a consistent basis. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made in conformity with GAAP as in effect at the time of such preparation. If the Company notifies the Bank that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, such provision shall be interpreted on the basis of GAAP as in effect at that time until such provision is amended in accordance herewith.

ARTICLE II

AMOUNT AND TERMS OF THE LETTER OF CREDIT; PLEDGE OF BONDS

Section 2.01 The Letter of Credit. The Bank agrees, on the terms and conditions hereinafter set forth, to issue and deliver the Letter of Credit in favor of the Trustee in the amount of the Commitment and expiring on or before the Stated Termination Date, unless extended pursuant to Section 2.13 hereof.

Section 2.02 Issuing the Letter of Credit. Upon fulfillment of the applicable conditions set forth in Article III hereof, the Bank will issue and deliver the Letter of Credit to the Trustee (the “Date of Issuance”). The Letter of Credit shall be issued in substantially the form of Exhibit A hereto.

Section 2.03 Fees and Expenses.

(a) The Company agrees to pay to the Bank an annual letter of credit fee in an amount (the “Facility Fee”) equal to the product of (i) the Letter of Credit Amount in effect during such period and (ii) the Facility Fee Percentage and (iii) the actual number of days in the quarterly period divided by 360. The fee shall be payable quarterly in arrears on each Facility Fee Payment Date, commencing April 1, 2009.

(b) If the Corporation terminates the Letter of Credit prior to the initial Stated Termination Date, the Corporation shall pay the Bank a termination fee with respect to the Letter of Credit equal to (i) all amounts due to the Bank on the termination date, (ii) an amount equal to the Facility Fee that would have been payable through the initial Stated Expiration Date and (iii) all other fees and expenses due under this Agreement (collectively, the “Termination Fee”).

(c) The Company agrees to pay to the Bank on demand (i) for each drawing under the Letter of Credit a drawing fee of $250; (ii) for each amendment of the Letter of Credit an amendment fee of $2,500; and (iii) for each transfer of the Letter of Credit, a transfer fee of $2,500, together with all costs and expenses, including attorney’s fees, of the Bank related thereto.

(d) Any amount of fees or expenses payable by the Company to the Bank which is not paid when due shall bear interest, from the date such amount of fees was due until the date of payment in full, at the Default Rate, payable on the first to occur of the date of payment in full of such amount or demand by the Bank.

Section 2.04 Reimbursement. The Company agrees to pay the Bank (i) any amount drawn under the Letter of Credit pursuant to any A Drawing or B Drawing and, if the conditions contained in Section 3.03 hereof are not fulfilled by the Company, that portion of the purchase price corresponding to principal and that portion of the purchase price corresponding to interest drawn under the Letter of Credit pursuant to a C Drawing, immediately after payment by the Bank of such drawing (and before 3:30 p.m. (New York, New York time) on the same Business Day of the Bank’s payment of such drawing), plus (ii) interest at the Default Rate payable on demand, and on the date of payment in full, on any amount remaining unpaid by the Company to the Bank under clause (i) above, from the date such amount becomes due and payable until payment in full.

Section 2.05 Tender Advances. If the Bank shall make any payment of that portion of the purchase price corresponding to principal and interest of the Bonds from amounts drawn under the Letter of Credit pursuant to a C Drawing and the conditions set forth in Section 3.03 shall have been fulfilled, such payment corresponding to the principal portion of the purchase price shall constitute a tender advance made by the Bank to the Company on the date and in the amount of such payment, each such tender advance being a “Tender Advance”. Interest on such Tender Advance is payable in the manner and at the rate set forth in Section 2.06 hereof.

Notwithstanding any other provision hereof, the Company shall repay the unpaid amount of each Tender Advance, together with all unpaid interest thereon, on the earlier to occur of: (i) such date as provided in Section 2.07(b) hereof or (ii) the date 60 days following the initial Tender Advance hereunder (the “Initial Purchase Date”); provided that if any Tender Advances are outstanding 60 days following such Tender Advance and the conditions of Section 3.03 shall have been fulfilled and no Event of Default shall exist, then the amount of each Tender Advance which is outstanding at such date shall be repaid by the Company on the following terms:

(i)	interest shall be payable (y) monthly in arrears as set forth in Section 2.06 hereof, commencing on the first Business Day of the next calendar month to occur and (z) on the date such amount is paid in full; and

(ii)

principal shall be payable in equal monthly payments on the first Business Day of each month commencing on the first Business Day of the next calendar month to occur in an amount sufficient to fully amortize on a level debt service basis the principal balance of the Tender Advances on the earliest to occur of (x) 364 days following the Initial Purchase Date, (y) the date an Alternate Credit Facility is delivered pursuant to the Indenture, and (z) the date the Letter of Credit is otherwise terminated prior to the Stated Expiration Date.

The Company may prepay any Tender Advance on an earlier date as provided in Section 2.07(a) or 2.07(b) hereof.

Section 2.06 Interest on Tender Advances. The interest on Tender Advances will accrue at a fluctuating interest rate per annum in effect from time to time (i) for the first 30 days following the Initial Purchase Date, at the Base Rate, (ii) from 31 days following the Initial Purchase Date until 60 days following such Initial Purchase Date, at the Base Rate plus 1.00% and (iii) thereafter at the Term Loan Rate; provided that the unpaid amount of any Tender Advance which is not paid when due pursuant to Section 2.05 hereof shall bear interest at the Default Rate.

Section 2.07 Prepayments; Reinstatement of Letter of Credit Amounts.

(a) The Company may prepay the outstanding amount of any Tender Advance in whole or in part, together with accrued interest to the date of such prepayment on the amount prepaid. The Company shall notify the Bank on the date of such prepayment of the amount to be prepaid, which notice shall be given prior to such payment. In addition, the Company shall, forthwith, prepay or cause to be prepaid pursuant to this subsection (a) any amount owing to the Bank as a result of any Tender Advance for the purpose of paying the purchase price of any Bond delivered to the Trustee, if the Remarketing Agent failed, for any reason, to pay or tender payment of the purchase price of such Bond when due to or for the account of the Person entitled thereto and such failure is continuing or any other Person shall assert that such Person has a lien on or security interest in such Bond. Upon payment to the Bank of the amount of such Tender Advance to be prepaid pursuant to this subsection, together with accrued interest on such Tender Advance to the date of such prepayment on the amount to be prepaid, the principal amount outstanding of Tender Advances shall be reduced by the amount of such prepayment, interest shall cease to accrue on the amount prepaid and the Bank shall release or cause to be released to the Trustee, in accordance with the terms of the Indenture, a principal amount of Bonds, if any, then held under pledge equal to the principal amount of such prepayment.

(b) Prior to or simultaneously with the resale of Bonds acquired by the Trustee with the proceeds of one or more draws under the Letter of Credit, the Company shall prepay the then outstanding Tender Advances (in the order in which they were made) by paying to the Bank an amount equal to the sum of (i) the portion of the purchase price corresponding to the aggregate principal amount of the Bonds being resold or to be resold, plus (ii) the portion of the purchase price corresponding to the aggregate amount of accrued and unpaid interest on such Bonds, plus (iii) the aggregate amount of accrued and unpaid interest on such Tender Advances, less the amount paid pursuant to the immediately preceding clause (ii). Such payment shall be applied by the Bank in reimbursement of such drawings (and as prepayment of Tender Advances resulting from such drawings in the manner described above), and, the Company irrevocably authorizes the Bank to reinstate the Letter of Credit in accordance therewith. In connection with a prepayment of Tender Advances from proceeds of the resale of Bonds, the Company or its designee shall deliver notice to the Bank, prior to 11:30 A.M. (New York, New York time) on the date of such proposed prepayment, directing the Bank to deliver Bonds held by the Bank or its designee to the Remarketing Agent for sale pursuant to the Indenture, and specifying the principal amount of Bonds to be sold, which notice may be given by telephone (promptly confirmed in writing).

(c) The Company agrees that, pursuant to the provisions of the Indenture, Bonds purchased with proceeds of a drawing under the Letter of Credit shall be (i) registered by the Trustee in the name of the Bank and held by the Bank or its designee (including the Trustee), as agent and bailee of the Bank, expressly subject to the pledge in favor of the Bank, and deemed held by the Trustee, as agent and bailee for the account of the Bank and (ii) in the event Bonds shall be certificated, held by the Trustee as agent and bailee for the account of the Bank or, at the Bank’s election, delivered by the Trustee to the Bank or its designee. All such Bonds are to be held by the Bank or its agent, bailee or designee in pledge as collateral securing the Company’s payment obligations to the Bank hereunder as provided for in Section 2.14 hereof. Upon payment to the Bank of the amount of such drawings, together with accrued interest, if required due to failure to pay such amounts on the date when due, on such amount, calculated at the Default Rate, to the date of payment, and upon written notice to the Trustee that the Bank has reinstated the Letter of Credit, in an amount sufficient to cover all principal and accrued interest on the Bonds so released for up to 35 days at 12% per annum, with respect to Bonds purchased with proceeds of such drawings, the Bank shall release, in accordance with the terms of the Indenture, a principal amount of Bonds, if any, then held under the pledge equal to the amount of such payment corresponding to the principal portion of such Bonds.

Section 2.08 Increased Costs. If any law, regulation or change in any law or regulation or in the interpretation thereof, or any ruling, decree, judgment, guideline, directive or recommendation (whether or not having the force of law) by any regulatory body, court, central bank or any administrative or governmental authority charged or claiming to be charged with the administration thereof (including, without limitation, a request or requirement which affects the manner in which the Bank allocates capital resources to its commitments including its obligations hereunder) shall either (i) impose upon, modify, require, make or deem applicable to the Bank or any of its affiliates, Subsidiaries or participants any reserve requirement, special deposit requirement, insurance assessment or similar requirement against or affecting the Letter of Credit issued hereunder, or (ii) subject the Bank or any of its affiliates, Subsidiaries or participants to any tax, charge, fee, deduction or withholding of any kind whatsoever not in effect on the Date of Issuance in connection with the Letter of Credit or change the basis of taxation of the Bank or any of its affiliates, Subsidiaries or participants (other than a change in the rate of tax based on the overall net income of the Bank or such participant), or (iii) impose any condition upon or cause in any manner the addition of any supplement to or increase of any kind to the Bank’s or an affiliate’s, Subsidiary’s or participant’s capital or cost base for issuing or owning a participation in the Letter of Credit which results in an increase in the capital requirement supporting the Letter of Credit from that in effect on the Date of Issuance, or (iv)

impose upon, modify, require, make or deem applicable to the Bank or any of its affiliates, Subsidiaries or participants any capital requirement, increased capital requirement or similar requirement, such as the deeming of the Letter of Credit to be an asset held by the Bank or any of its affiliates, Subsidiaries or participants for capital adequacy calculation or other purposes (including, without limitation, a request or requirement which affects the manner in which the Bank or any participant allocates capital resources to its commitments including its obligations hereunder or under the Letter of Credit), and the result of any events referred to in (i), (ii), (iii) or (iv) above shall be to increase the costs in any way to the Bank or any affiliate, Subsidiary or participant of issuing, maintaining or participating in the Letter of Credit or reduce the amounts payable by the Company hereunder or reduce the rate of return on capital, as a consequence of the issuing, maintaining or participating in the Letter of Credit, to a level below that which the Bank, its affiliates, Subsidiaries or participants could have achieved but for such events; then and in such event the Company shall, promptly upon receipt of written notice to the Company by the Bank of such increased costs and/or decreased benefits, pay within 30 days of demand therefor to the Bank all such additional amounts which, in the Bank’s or participant’s sole good faith calculation as allocated to the Letter of Credit, shall be sufficient to compensate it for all such increased costs and/or decreased benefits, all as certified by the Bank or such participants in said written notice to the Company. Such certification shall be accompanied by information concerning the calculation of such increased costs and/or decreased benefits and shall be conclusive and binding on the parties hereto, absent manifest error. In determining such amount, the Bank or any participant may use any reasonable averaging or attribution methods.

Section 2.09 Payments and Computations. The Company shall make each payment hereunder (a) representing reimbursement pursuant to Section 2.04 hereof to the Bank immediately after payment by the Bank of drawings made under the Letter of Credit (and before 3:30 p.m. (New York, New York time) on the same Business Day of the Bank’s payment of such drawing), and (b) not later than 2:00 p.m. (New York, New York time) for all other payments, on the day when due in lawful money of the United States of America to the Bank at its address referred to in Section 7.02 hereof in same day funds. The Company hereby authorizes the Bank, if and to the extent payment is not made when due hereunder, to charge from time to time against any of the Company’s respective accounts with the Bank, any amount so due. Computations of any fees or commissions hereunder shall be made by the Bank on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of payment of interest, fee or commission, as the case may be.

Section 2.10 Evidence of Debt. The Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company resulting from each drawing under the Letter of Credit and each Tender Advance made from time to time hereunder and the amounts of principal, interest and fees payable and paid from time to time hereunder. In any legal action or proceeding in respect of this Agreement, the entries made in such account or accounts shall be conclusive evidence of the existence and amounts of the obligations of the Company therein recorded, absent manifest error.

Section 2.11 Obligations Absolute. The payment obligations of the Company under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

(a) any lack of validity or enforceability of the Bonds, the Indenture, the Loan Agreement, the First Mortgage Bond, the First Mortgage Supplemental Indenture or any other agreement or instrument relating thereto (collectively, together with the Letter of Credit, the “Related Documents”);

(b) any amendment or waiver of or any consent to departure from all or any of the Related Documents;

(c) the existence of any claim, set-off, defense or other right which the Company may have at any time against the Trustee or any other beneficiary, or any transferee, of the Letter of Credit (or any Persons or entities for whom the Trustee, any such beneficiary or any such transferee may be acting), the Bank or any other Person or entity, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents, or any unrelated transaction; and

(d) any statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect.

Section 2.12 Payment with Bank’s Funds. The Bank agrees that any and all payments made under the Letter of Credit will be made with the Bank’s own funds.

Section 2.13 Extension of the Stated Termination Date. Not fewer than 90 days before the Stated Termination Date, the Company may request the Bank in writing to extend the Stated Termination Date for purposes of this Agreement and the Letter of Credit. If the Company shall make such a request, the Bank shall, within 30 days of receiving such written request, notify the Company in writing whether or not the Bank will extend the Stated Termination Date and, if the Bank does so elect, the conditions of such extension (including conditions relating to legal documentation and pricing, such as fees for renewal and drawings). If the Bank shall not so notify the Company, the Bank shall be deemed to have not consented to such request. All requests and notices made pursuant to this Section 2.13 shall also be delivered to the Trustee.

Section 2.14 Pledged Bonds. The Company hereby pledges, assigns, hypothecates, transfers and delivers to the Bank all its right, title and interest to, and hereby grants to the Bank a first lien on, and security interest in, all right, title and interest of the Company in and to the following (the “Collateral”):

(a) all Bonds which may from time to time have been purchased with proceeds of C Drawings under the Letter of Credit (the “Pledged Bonds”);

(b) all income, earnings, profits, interest, premium or other payments in whatever form in respect of the Pledged Bonds; and

(c) all proceeds (cash and non-cash) arising out of the sale, exchange, collection, enforcement or other disposition of all or any portion of the Pledged Bonds;

as collateral security for the prompt and complete payment when due of all amounts due in respect of the reimbursement obligations of the Company set forth herein with respect to such Pledged Bonds (the “Obligations”).

Pledged Bonds shall be held by the Trustee pursuant to the provisions of the Indenture or as otherwise directed by the Bank.

In the event that the Company shall fail to pay any amount when due hereunder with respect to the Pledged Bonds, the Bank, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale or except as may be required by applicable law) to or upon the Company or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker’s board or at any of the Bank’s offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right of the Bank upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Company, which right or equity of redemption is hereby expressly waived or released. The Bank will notify any purchasers of Pledged Bonds that the Letter of Credit will not be available with respect to the Pledged Bonds and, therefore, the ratings assigned by any rating agency, including Moody’s Investors Service, Inc., will not apply. The Bank shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of the Bank hereunder, including reasonable attorneys’ fees and legal expenses, to the payment in whole or in part of the Obligations in such order as the Bank may elect, the Company remaining liable for any deficiency remaining unpaid after such application, and only after so applying such net proceeds and after the payment by the Bank of any other amount required by any provision of law, need the Bank account for the surplus, if any, to the Company. The Company agrees that the Bank need not give more than ten days’ notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to the Company if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Bank shall have all the rights and remedies of a secured party under the

Uniform Commercial Code of the State of Washington, except to the extent the remedial provisions of some other state laws are applicable.

The Company covenants that the pledge, assignment and delivery of the Collateral hereunder will create a valid, perfected, first priority security interest in all right, title or interest of the Company in or to such Collateral, and the proceeds thereof, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of the Company which would include the Collateral. The Company covenants and agrees that it will defend the Bank’s right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever.

Pledged Bonds shall be released from the security interest created hereunder upon satisfaction of the Obligations with respect to such Pledged Bonds, and restoration of the Letter of Credit in the amount of any drawing thereunder to satisfy the Obligations.

ARTICLE III

CONDITIONS OF ISSUANCE

Section 3.01 Conditions Precedent to Issuance of the Letter of Credit. The obligation of the Bank to issue the Letter of Credit is subject to the conditions precedent that, unless otherwise agreed to by Bank, the Bank shall have received on or before the Date of Issuance the following, each dated such date, in form and substance satisfactory to the Bank:

(a) Corporate Documents: (i) A copy of the Amended and Restated Articles of Incorporation of the Company certified as of a date no earlier than 30 days prior to the Date of Issuance by the Secretary of State of the State of Washington and a certificate of existence respecting the Company issued by the Secretary of State of the State of Washington no earlier than 30 days prior to the Date of Issuance; and (ii) a Certificate of the Secretary of the Company stating that attached thereto is (x) a true and correct copy of its Bylaws currently in full force and effect; and (y) copies of the resolutions of its Board of Directors (or other governing body) evidencing authorization and approval of this Agreement and any Related Documents to which it is a party and the transactions contemplated thereby, including the obligations of the Company thereunder.

(b) Governmental Approvals: Originals (or copies satisfactory to the Bank) of all governmental and regulatory approvals (including, without limitation, approvals, validations, resolutions or orders of the Issuer) necessary for the Company with respect to this Agreement, the issuance of the Bonds and the transactions contemplated hereby and thereby.

(c) Incumbency Certificate: Certificate of the Secretary of the Company certifying the names and true signatures of the officers authorized to sign this Agreement, the Related Documents and the other documents contemplated hereby and thereby.

(d) Company Counsel Opinion: An opinion of counsel to the Company in form and substance satisfactory to the Bank and its counsel, and as to such other matters as the Bank may reasonably request.

(e) Bond Counsel Opinion: An opinion of Bond Counsel, substantially in the form of the opinion attached to the Official Statement.

(f) Operative Documents: An executed copy of the Loan Agreement, Indenture, Remarketing Agreement, Bond Purchase Contract, the First Mortgage Supplemental Indenture and the other Related Documents.

(g) Authentication Order: A certificate from the Issuer or other evidence satisfactory to the Bank that the Issuer has duly executed and delivered the Bonds.

(h) First Mortgage Bonds: Evidence satisfactory to the Bank that the Company has duly executed and delivered the First Mortgage Bond to the Bank.

(i) Fees Payable: Payment by the Company to (i) the Bank of the fees set forth in Section 2.03 hereof and such other costs and expenses pursuant to Section 7.07 hereof, and (ii) counsel to the Bank, of their reasonable fees and disbursements incurred in connection with this transaction.

(j) Other Documents: Such other documents, instruments, approvals (and, if requested by the Bank, certified duplicates of executed copies thereof) or opinions as the Bank may reasonably request.

Section 3.02 Additional Conditions Precedent to Issuance of the Letter of Credit. (a) The obligation of the Bank to issue the Letter of Credit shall be subject to the further conditions precedent that on the Date of Issuance the following statements shall be true and the Bank shall have received a certificate signed by an authorized officer of the Company, dated the Date of Issuance, stating that:

(i) The representations and warranties contained in Section 4.01 of this Agreement and Section 2.02 of the Loan Agreement are correct in all material respects on and as of the Date of Issuance as though made on and as of such date; and

(ii) No event has occurred or would result from the issuance of the Letter of Credit, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or lapse of time or both;

and (b) there shall have been no introduction of or change in or in the interpretation of any law or regulation that would make it unlawful or unduly burdensome for the Bank to issue the Letter of Credit, no outbreak or escalation of hostilities or other calamity or crisis, no suspension of or material limitation on trading on the New York Stock Exchange or any other national securities exchange, no declaration of a general banking moratorium by United States, North Carolina or New York banking authorities, and no establishment of any new restrictions on transactions in securities or on banks materially affecting the free market for securities or the extension of credit by banks.

Section 3.03 Conditions Precedent to each Tender Advance.

Each payment made by the Bank under the Letter of Credit pursuant to a C Drawing shall be due and payable on the date of such C Drawing unless the following statements shall be true:

(a) The representations and warranties contained in Section 4.01 of this Agreement and Section 2.02 of the Loan Agreement, are correct in all material respects on and as of the date of such purchase as though made on and as of such date, except those made as of a specific date and except where the failure to be correct would not, in the opinion of the Bank, impair the ability of the Company to repay or perform its obligations hereunder; and

(b) No event has occurred or would result from such purchase of Pledged Bonds, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or lapse of time or both.

The Company shall be deemed to have represented and warranted, on the date of payment by the Bank under the Letter of Credit for a C Drawing, that on the date of such payment the above statements are true and correct.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties of the Company. The Company represents and warrants as follows (which representations and warranties shall survive the issuance of the Letter of Credit):

(a) Incorporation, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington, has the corporate power to own its properties, to carry on its business as now being conducted, and to execute and deliver and perform all of its obligations under this Agreement and the Related Documents to which it is a party. The Company is duly qualified as a foreign corporation to do business in every jurisdiction in which the nature of its business makes such qualification necessary and is in good standing in such jurisdictions, except where the failure to qualify would not have a Material Adverse Effect.

(b) Power and Authority. The Company is duly authorized under all applicable provisions of law to execute and deliver this Agreement and to execute, deliver and perform the Related Documents to which it is a party, and all corporate action required for the lawful execution, delivery and performance thereof has been duly taken;

and this Agreement and each of the Related Documents to which it is a party, upon the due execution and delivery thereof, will be the valid and enforceable instrument, obligation or agreement of the Company, in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting generally the enforcement of creditor’s rights and by such principles of equity as may generally affect the availability of equitable remedies. Neither the execution of this Agreement nor the Related Documents to which it is a party, nor the fulfillment of or compliance with their provisions and terms, will (i) constitute a violation of or default under, or conflict with or result in a breach of, the terms, conditions or provisions of any indenture or other material agreement or instrument evidencing or relating to borrowed money to which the Company or any Significant Subsidiary is a party or by which any of them or any of their property is or may be bound in a manner which could reasonably be expected to impair the validity and enforceability of this Agreement or any Related Document or materially impair the rights of or benefits available to the Bank under this Agreement or any Related Document, (ii) violate the Company’s Amended and Restated Articles of Incorporation, Bylaws or any law, regulation, writ or decree applicable to the Company, which such violation could reasonably be expected to impair the validity or enforceability of this Agreement or any Related Document to which it is a party or (iii) create any lien, charge or encumbrance upon any of its property or assets pursuant to the terms of any agreement or instrument to which it is a party or by which it is bound except those in favor of the Bank expressly created hereunder.

(c) No Untrue Statements. Neither this Agreement nor any other agreements, reports, schedules, certificates or instruments heretofore or simultaneously with the execution of this Agreement delivered to the Bank by or on behalf of the Company or any Affiliate contains any misrepresentation or untrue statement of a material fact or omits to state any material fact necessary to make any of such agreements, reports, schedules, certificates or instruments, in the light of the circumstances under which they were made or delivered, as of the date furnished, for the purposes for which such information is given and read together with all other previously provided information, not misleading.

(d) Official Statement. The information provided by the Company about itself and the Project in the Official Statement (the “Company Information”) is accurate in all material respects for the purposes for which its use is authorized; as of its date.

(e) Compliance with Laws. The Company is in compliance with all laws, rules, regulations and orders of any governmental or regulatory authority applicable to any of its properties, assets and operations, where such failure to comply could reasonably be expected to have a Material Adverse Effect.

ARTICLE V

COVENANTS OF THE COMPANY

Section 5.01 Affirmative Covenants. So long as a drawing is available under the Letter of Credit, or the Bank shall have any Commitment hereunder, or the Company shall have any obligation to pay any amount to the Bank hereunder, the Company will, unless the Bank shall otherwise consent in writing:

(a) Compliance with Laws, etc. Comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental or regulatory authority, non-compliance with which could reasonably be expected to have a Material Adverse Effect.

(b) Performance and Compliance with Other Covenants. Perform and comply in all material respects with each of the covenants, as in effect on the Date of Issuance or as such covenants may thereafter be amended or supplemented, set forth in the Loan Agreement, the Credit Agreements and the other Related Documents to which it is a party, for which failure to perform or comply could reasonably be expected to have a Material Adverse Effect.

(c) Incorporation of the Covenants of the Credit Agreements. The Company will be bound by and duly and fully perform for the benefit of the Bank all of the covenants contained in each of the Credit Agreements, which are otherwise applicable to Company under the terms of the Credit Agreements, the terms of which are hereby incorporated by reference as if set forth herein at length.

All references in incorporated provisions of the Credit Agreements to other provisions thereof (including defined terms) shall be deemed to refer to such other provisions as incorporated herein for the purpose of interpreting such incorporated provisions with such modifications, if any, as are herein provided. The words “herein”, “hereof”, “hereby”, “hereto”, “this agreement” and words of like import, when used in such incorporated or other provisions of the Credit Agreements, shall be deemed to refer to this Agreement unless otherwise expressly provided herein or unless the context otherwise requires. Except as modified by the provisions hereof and unless otherwise expressly defined herein, terms which are defined in the Credit Agreements shall have the same meanings when incorporated herein unless the context otherwise requires, with the following modifications: (i) whenever the terms “Agent”, “Administrative Agent” or “Bank” are used in the Credit Agreements, it shall mean the Bank; and (ii) whenever the term “Borrower” is used, such term shall be deemed to refer to the Company as used herein.

(d) Use of Proceeds of Bonds. Use the proceeds from the sale of the Bonds solely for the refunding of the Prior Bonds and to pay the expenses associated with the Bonds.

(e) Tax-Exempt Status of Bonds. The Company covenants that so long as any of the Bonds remain Outstanding (as defined in the Indenture), the Company will not use moneys on deposit in any fund in connection with the Bonds, whether such moneys were derived from the proceeds of the sale of the Bonds or from any other sources (or direct such moneys to be used), in a manner which will cause the Bonds to be “arbitrage bonds” within the meaning of Section 148 of the Code and any lawful regulations promulgated thereunder, as the same exist on this date or may from time to time hereafter be amended, supplemented or revised.

(f) Remarketing Agent. Maintain a Remarketing Agent reasonably acceptable to the Bank at all times.

(g) Maintaining Records; Access to Properties and Inspections. The Company shall, and shall cause each Significant Subsidiary to, (a) maintain all financial records in accordance with GAAP and (b) permit any representatives designated by the Bank to visit and inspect its financial records and its properties at reasonable times and as often as requested and to make extracts from and copies of such records, and permit any representatives designated by the Bank to discuss its affairs, finances and condition with its chief financial officer, or other person designated by the chief financial officer, and independent accountants therefor.

(h) Reporting Requirements. Deliver to the Bank simultaneously with delivery in accordance with the terms of the Credit Agreements, all financial statements, certificates, notices, official statements or other documents required to be delivered thereunder.

(i) Further Assurances. Upon request of the Bank, duly execute and deliver or cause to be duly executed and delivered to the Bank such further instruments and do and cause to be done such further acts that may be reasonably necessary or proper in the reasonable opinion of the Bank to carry out more effectively the provisions and purposes of this Agreement and the Related Documents.

Section 5.02 Negative Covenants. So long as a drawing is available under the Letter of Credit, or the Bank shall have any Commitment hereunder, or the Company shall have any obligation to pay any amount to the Bank hereunder, the Company will not and will not permit any Subsidiary to, without the prior written consent of the Bank:

(a) Amendment of Any Related Document. Enter into or consent to any amendment or modification of the Indenture, the Loan Agreement, or any other Related Document.

(b) Change in Use of Project. Operate the Project in a manner other than as permitted under the Loan Agreement.

(c) Optional Redemption of Bonds; Conversion of Interest Rate Mode. Take any action, or permit the Trustee’s taking of any action, without the consent of the Bank which will not unreasonably be withheld, which would result in (i) the optional redemption or prepayment of all or any portion of the Bonds with funds drawn under the Letter of Credit or (ii) the conversion of interest rate on the Bonds from the Daily Interest Rate (as defined in the Indenture).

(d) Consolidated Total Debt to Consolidated Total Capitalization Ratio. The Company shall not permit the ratio of Consolidated Total Debt to Consolidated Total Capitalization to be, at any time, greater than 0.70 to 1.00.

(e) Avista Utilities Interest Coverage Ratio. The Company shall not permit the ratio of Avista Utilities EBITDA to Avista Utilities Interest Expense for any four-fiscal-quarter period to be less than 1.6 to 1.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01 Events of Default. The occurrence of any of the following events shall be an “Event of Default” hereunder:

(a) If the Company defaults in the payment of any amount payable hereunder (other than amounts due pursuant to Section 2.03 hereof), on the date when due or defaults on the payment of amounts due under Section 2.03 hereof and such default will continue for three Business Days; or

(b) If the Company or any Significant Subsidiary fails to pay any principal or interest, regardless of amount, due in respect of any Indebtedness when the aggregate unpaid principal amount is in excess of $40,000,000, when and as the same shall become due and payable (after expiration of any applicable grace period); or

(c) If the Company or any Significant Subsidiary fails to observe or perform any other term, covenant, condition or agreement (after expiration of any applicable grace period) contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any such failure is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause such Indebtedness to become due prior to its stated maturity; or

(d) If any representation or warranty made by the Company herein, or in any writing furnished to the Bank in connection with or pursuant to this Agreement or any of the Related Documents, or if any report, certificate, financial statement or other instrument or document delivered to the Bank by or on behalf of the Company, shall be false or misleading in any material respect on the date as of which made; or

(e) If the Company or any Significant Subsidiary defaults in the performance or observance of any agreement or covenant contained in Section 5.01 or Section 5.02 of this Agreement; or

(f) If the Company or any Significant Subsidiary defaults in the performance or observance of any other agreement, covenant, term or condition binding on it contained herein (other than those referred to in subsections (a) through (e) above) and such default shall not have been remedied within 30 days after written notice thereof shall have been received by the Company from the Bank; or

(g) If there shall occur any “Event of Default” as specified in the Loan Agreement, the Indenture, either Credit Agreement or any of the other Related Documents; or

(h) Filing of an involuntary petition against the Company in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under the United States Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing; or the involuntary appointment of a receiver, a trustee or a custodian of the Company for all or a substantial part of its property; the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Company and the continuance of any of the events referred to in this subsection (h) for 60 days undismissed or undischarged; or

(i) The Bonds for any reason shall be determined to be invalid or any of the First Mortgage Bond, the Loan Agreement or the Indenture, as supplemented by the First Mortgage Supplemental Indenture, shall for any reason cease to be in full force and effect.

Section 6.02 Rights Upon an Event of Default. Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the Bank or cured to the reasonable satisfaction of the Bank, the Bank shall be entitled to take any of the following actions without prejudice to the rights of the Bank to enforce its claims against the Company, except as otherwise specifically provided for herein:

(a) Acceleration of Obligations. Upon notice to the Company, declare all unreimbursed drawings in respect of the Letter of Credit and any and all other indebtedness or obligations of any and every kind owing by the Company to the Bank to be due, whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided, however, the Bank is not limited in its remedies if the Bank fails to notify the Company of acceleration under this Section 6.02(a); or

(b) Enforcement of Rights. Enforce any and all rights and interests created and existing hereunder or under any of the other Related Documents and all rights of set-off; or

(c) Draw on Letter of Credit. The Bank may, at its option, direct the Trustee to (i) accelerate the principal and interest due on the Bonds and to draw on the Letter of Credit, in accordance with Section 9.01(g) of the Indenture; or (ii) direct a mandatory purchase of the Bonds in accordance with Section 3.02(a)(v) of the Indenture. If the Bonds are purchased rather than redeemed with the proceeds of such a drawing under the Letter of Credit, such Bonds shall be held as Pledged Bonds for the benefit of the Bank in accordance with the terms hereof and of the terms of the Indenture.

Notwithstanding the foregoing, if a default under Sections 6.01(h) shall occur, then all obligations, all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Bank hereunder shall immediately become due and payable without the giving of any notice or other action by the Bank.

Section 6.03 No Remedy Exclusive. No remedy herein conferred upon or reserved to the Bank is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder, under the Loan Agreement, the Indenture, or the other Related Documents, or now or hereafter existing at law or in equity or by statute.

Section 6.04 Anti-Marshalling Provisions. The right is hereby given by the Company to the Bank to make releases (whether in whole or in part) of all or any part of the Bank’s security without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors (to the extent the Company has such right), which releases shall not impair in any manner the validity of or priority of the liens and security interest in the remaining collateral conferred under such documents, nor release the Company from liability for the obligations hereby secured. Notwithstanding the existence of any other security interest in the collateral held by the Bank, the Bank shall have the right to determine the order in which any or all of the collateral shall be subjected to the remedies provided herein or in the Indenture. The Company hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or therein.

Section 6.05 Subrogation. If an Event of Default shall have occurred and be continuing and there shall be outstanding all or any part of any unreimbursed Letter of Credit payment(s) or any other obligation hereunder, the Company agrees that the Bank shall be subrogated to any and all rights of the Company against the beneficiary of the Letter of Credit, and the Company agrees that, upon request of the Bank, the Company will promptly do such further acts and execute, acknowledge and deliver such documents as the Bank may reasonably request in order to implement the assignment to the Bank of such rights of the Company against the beneficiary of the Letter of Credit.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 7.02 Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including required copies) and sent by receipted hand delivery (including Federal Express or other receipted courier service), facsimile or regular mail, at the following address for the following parties:

Company:	Avista Corporation
East 1411 Mission Avenue
Spokane, Washington 99202
Attention: Treasurer
Telephone: (509) 495-4321
Facsimile: (509) 495-4530

Bank:	Bank of America, N.A.
800 Fifth Avenue
36th Floor
Seattle, Washington 98104
Attention: James Teichman
Telephone: (206) 358-0493
Facsimile: (206) 585-9936

Attention: Mark Crawford
Telephone: (206) 358-8945
Facsimile: (206) 585-8638

or, as to each party, at such other address as shall be designated by such party in a written notice to other party. All such notices and communications shall, when hand delivered, be effective upon delivery, when faxed, be effective when confirmation of receipt is received, respectively, and, when made by regular mail, shall not be effective until three Business Days after the day on which mailed, addressed as aforesaid, except that notices to the Bank pursuant to the provisions of Article II shall not be effective until received by the Bank.

Section 7.03 No Waiver. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

Section 7.04 Right of Set-off.

(a) Upon the occurrence of any Event of Default, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Company against any and all of the obligations of the Company now and hereafter existing under this Agreement, irrespective of whether or not the Bank shall have made any demand hereunder and although such obligations may be contingent or unmatured.

(b) The Bank agrees promptly to notify the Company after any such set-off and application referred to in subsection (a) above, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

Section 7.05 Indemnification. The Company hereby indemnifies and holds the Bank harmless from and against any and all claims, damages, losses, liabilities, costs or expenses which the Bank may incur or which may be claimed against the Bank by any person or entity:

(a) by reason of any inaccuracy or alleged inaccuracy in any material respect, or any untrue statement or alleged untrue statement of any material fact contained in the Official Statement (other than the statements contained under the captions “THE LETTER OF CREDIT – The Letter of Credit”, “—The Reimbursement Agreement” and “–The Bank”) or any amendment or supplement thereto, or by reason of the omission or alleged omission to state therein a material fact necessary to make such statements, in light of the circumstances under which they were made, not misleading; or

(b) by reason of or in connection with the execution, delivery or performance by the Company of this Agreement, the Bonds, the Loan Agreement, or any Related Document, or any transaction contemplated thereby; or

(c) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to make payment under, the Letter of Credit; provided, however, that the Company shall not be required to indemnify the Bank pursuant to this Section 7.05(c) for any claims, damages, losses, liabilities, costs or expenses to the extent caused by the Bank’s gross negligence or willful misconduct or the Bank’s failing to make lawful payment under the Letter of Credit after the presentation to it by the Trustee of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit.

Nothing in this Section 7.05 is intended to limit the Company’s obligations contained in Article II. Without prejudice to the survival of any other obligation of the Company hereunder, the indemnities and obligations of the Company contained in this Section 7.05 shall survive the payment in full of amounts payable pursuant to Article II and the termination of the Letter of Credit for the period ending on the last day of the applicable statute of limitations period.

Section 7.06 Liability of the Bank. The Company assumes all risks of the acts or omissions of the Trustee and any other beneficiary or transferee of the Letter of Credit with respect to its use of the Letter of Credit. Neither the Bank nor any of its officers or directors, in its or their capacity as letter of credit bank, shall be liable or responsible for: (a) the use which may be made of the Letter of Credit or any acts or omissions of the Trustee and any other beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such document should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Bank against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit, except that the Company shall have a claim against the Bank, and the Bank shall be liable to the Company, to the extent of any direct, as opposed to consequential, damages, suffered by the Company which the Company proves were caused by the Bank’s (i) gross negligence or willful misconduct in determining whether documents presented under the Letter of Credit complied with the terms of the Letter of Credit or (ii) wrongful failure to make lawful payment under the Letter of Credit after the presentation to it by the Trustee of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

Section 7.07 Costs, Expenses and Taxes. The Company agrees to pay immediately when due all costs and expenses in connection with the preparation, execution, delivery, filing, recording, and enforcement of this Agreement and the Related Documents and any other documents which may be delivered in connection with this Agreement and the Related Documents or the transactions contemplated hereby or thereby, including, without limitation, the reasonable fees and out-of-pocket expenses of the Bank and of counsel and any agents or consultants for the Bank, with respect thereto and in connection with (i) the preparation and enforcement of this Agreement, the Related Documents and such other documents which may be delivered in connection herewith or therewith or (ii) any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain the Bank from paying any amount under the Letter of Credit. In addition, the Company shall pay any and all stamps and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Related Documents and such other documents, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

Section 7.08 Binding Effect. This Agreement shall become effective when it shall have been executed by the Company and the Bank and thereafter shall be binding upon and inure to the benefit of the Company and the Bank and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Bank. The Bank may, without cost or expense to the Company, assign or sell a participation in all or any part of, or any interest (undivided or divided) in, the Bank’s rights and benefits under this Agreement to any financial institution, giving the first option to participate to the parties of the Credit Agreements; provided that, with respect to a participation, after giving effect to any such sale of a participation, the Bank shall remain obligated to honor draws on the Letter of Credit with its own funds. To the extent of any assignment by the Bank, the assignee shall have the same rights and benefits against the Company hereunder as it would have had if such assignee were the Bank issuing or paying under the Letter of Credit hereunder.

Section 7.09 Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

Section 7.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington.

Section 7.11 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 7.12 Notice of Controlling Acquisitions. The Bank shall provide or cause to be provided written notice to the Trustee and the Remarketing Agent 30 days prior, where reasonable, and not more than 30 days subsequent to the consummation of any transaction that would result in the Company controlling or being controlled by the Bank. The Bank acknowledges that the foregoing sentence supersedes any exemptions from the continuing disclosure requirement pursuant to Rule 15c2-12(b)(5) of the Securities Exchange Act of 1934.

Section 7.13 Prior Agreements Superseded. This Agreement shall completely and fully supersede all prior undertakings or agreements, both written and oral, between the Company and the Bank relating to the issuance of the Letter of Credit, including those contained in any commitment letter between the Bank and the Company executed in anticipation of the issuance of the Letter of Credit, except for any provisions in such commitment letter which by their express terms survive issuance of the Letter of Credit.

Section 7.14 Waiver of Jury Trial.

THE BANK AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE BANK OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK ENTERING INTO THIS AGREEMENT.

Section 7.15 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Letter of Credit and Reimbursement Agreement dated as of December 1, 2008 between Avista Corporation and Bank of America, N.A. to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

AVISTA CORPORATION

By:	/s/ Ann M. Wilson
Vice President and Treasurer

BANK OF AMERICA, N.A.

By:	/s/ Mark N. Crawford
Senior Vice President

EXHIBIT A

IRREVOCABLE LETTER OF CREDIT

Bank of America, N.A.

LETTER OF CREDIT NO.	ISSUE DATE	STATED EXPIRATION DATE	INITIAL STATED AMOUNT
3097975	December 30, 2008	December 30, 2009	$17,195,617

The Bank of New York Mellon Trust Company, N.A.

601 Union Street, Suite 520

Seattle, WA 98101

Attention: Corporate Trust Department

Ladies and Gentlemen:

At the request and on the instructions of our customer, Avista Corporation (the “Company”), we at Bank of America, N.A. (the “Bank”) hereby establish this Irrevocable Letter of Credit (the “Letter of Credit”) in the amount of $17,195,617 (the “Initial Stated Amount”; and, as the same may from time to time be reduced and thereafter reinstated as hereinafter provided, the “Stated Amount”), consisting of (i) the amount of $17,000,000 (as reduced and thereafter reinstated from time to time as hereinafter provided, the “Principal Component”), which may be drawn upon with respect to payment of the unpaid principal amount of, or portion of the purchase price corresponding to the principal of, the Bonds (as hereinafter defined), as certified to us, and (ii) the amount of $195,617 (as reduced and thereafter reinstated from time to time as hereinafter provided, the “Interest Component”), which may be drawn upon with respect to the payment of up to 35 days’ accrued interest on the Bonds or portion of the purchase price representing accrued interest on the Bonds, in each case assuming a maximum interest rate of 12% per annum and computed on the basis of the actual number of days elapsed over a year of 365 days (the “Maximum Rate”), as certified to us, in your favor for the benefit of the holders of the herein described Bonds, as Trustee under that certain Trust Indenture, dated as of December 1, 2008 (the “Indenture”), by and between you, as Trustee, and the City of Forsyth, Montana (the “Issuer”), pursuant to which the Issuer has issued $17,000,000 in aggregate principal amount of its Pollution Control Revenue Refunding Bonds (Avista Corporation Project) Series 2008 (the “Bonds”). This Letter of Credit is effective immediately and expires on the expiration date described below.

Subject to the other provisions of this Letter of Credit, you or your transferee may obtain the funds available under this Letter of Credit by presentment to us of your sight draft or drafts drawn on Bank of America, N.A., Los Angeles, California. Each draft presented to us must be accompanied by your certification substantially in the form of one or more of the Annexes described below, as may be applicable to the type of drawing you are making (each such demand and presentation, a “Drawing”). You must comply with all of the instructions in brackets in preparing each such certification.

1. Annex A (Periodic Interest Demand With Reinstatement Request). If you are demanding funds with respect to a scheduled interest payment on the Bonds in accordance with the Indenture, and such amount is to be reinstated immediately following the Drawing, your draft or drafts should be accompanied by your Annex A certification.

2. Annex B (Principal and Interest Demand Without Reinstatement Request). If you are demanding funds with respect to the payment of principal and interest on the Bonds in connection with a partial redemption of Bonds in accordance with the Indenture, which amount is not to be reinstated following the Drawing, your draft or drafts should be accompanied by your Annex B certification.

3. Annex C (Principal and Interest Demand). If you are demanding funds with respect to the payment of principal and interest on the Bonds in connection with a purchase of the Bonds in accordance with the Indenture (a “Liquidity Drawing”), your draft or drafts should be accompanied by your Annex C certification.

4. Annex D (Final Drawing). Any draft constituting your final Drawing under this Letter of Credit must be accompanied by your Annex D certification. Only one draft accompanied by an Annex D certification may be presented for payment against this Letter of Credit; upon any such presentation, no further draft may be drawn and presented hereunder.

In each case other than a Liquidity Drawing, where we have received a draft as described above, your remittance instructions and one or more of the certificates described above prior to 3:00 p.m., New York, New York time (hereinafter referred to as “New York Time”), on a Business Day (as defined below), we will make payment by 11:00 a.m., New York Time, on the following Business Day. If we receive such items after 3:00 p.m., New York Time, on a Business Day, we will make payment by 11:00 a.m., New York Time, on the second Business Day thereafter. In the case of a Liquidity Drawing, where we have received a draft as described above, your remittance instructions and the Annex C certification at or prior to 12:00 p.m., New York Time, on a Business Day, we will make payment by 2:00 p.m., New York Time, on the same Business Day. If we receive such items after 12:00 p.m., New York Time, we will make payment by 2:00 p.m., New York Time, on the following Business Day.

Upon receipt by the Bank of a certificate substantially in the form of Annex G attached hereto from you, the principal and/or interest components of the Stated Amount shall be automatically reinstated in the amounts shown on such Annex G which have been paid to the Bank.

Drafts honored by us under this Letter of Credit shall not exceed the Stated Amount available to you under this Letter of Credit, as such amount may vary from time to time. Each draft honored by us will reduce the Stated Amount available under this Letter of Credit.

However, in the case of a draft or drafts accompanied by your certification substantially in the form of Annex A and presented in full compliance with the terms and conditions of this Letter of Credit, the Stated Amount of this Letter of Credit shall, on the date each draft is honored by us, automatically be reinstated by us, by an amount equal to the amount of that Drawing; after such reinstatement, the Stated Amount of this Letter of Credit shall be the same as it was immediately prior to such Drawing.

Notwithstanding anything contained herein to the contrary, this Letter of Credit shall not apply to the payment of principal and interest payable with respect to any Bonds which are held in the name of the Company or held by you for the account of the Company or to the payment of principal with respect to any Bonds which are held in the name of the Bank as Pledged Bonds.

Each draft presented for payment against this Letter of Credit and each accompanying certification must be dated the date of its presentation to us, and may be presented only on a Business Day. As used in this Letter of Credit, “Business Day” shall mean any day except a Saturday, Sunday or other day (i) on which commercial banks located in the cities in which the Principal Office of the Bank (Charlotte, NC), the Principal Office of the Trustee (Seattle, WA), the Principal Office of the Company (Spokane, WA) and the Principal Office of the Remarketing Agent (New York, NY) (as such terms are defined in the Indenture) are located, are required or authorized by law or regulation to remain closed or are closed or (ii) a day on which The New York Stock Exchange is closed. Drafts must be marked conspicuously “Drawn under Bank of America, N.A. Irrevocable Direct Draw Letter of Credit No. 3097975.” The certifications you are required to submit to us along with your draft or drafts should be prepared either (i) in the form of a letter on your letterhead signed by your officer or (ii) in the form of a facsimile copy of such a letter sent by one of your officers to: 213-457-8841.

Other than the foregoing provisions for communication by facsimile copy, communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at Bank of America, N.A., 1000 West Temple Street, 7th Floor, Mail Code CA9-705-07-05, Los Angeles, California 90012, Attn: Standby Letter of Credit Department, specifically referring to the number and date of this Letter of Credit.

If a demand for payment made by you hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give you prompt notice that the purported demand was not effected in accordance with this Letter of Credit, stating the reasons therefor and that we are holding any documents at your disposal or are returning them to you, as we may elect. Upon being notified that the purported demand was not effected in conformity with this Letter of Credit, you may attempt to correct any such nonconforming demand for payment if, and to the extent that, you as Trustee are entitled (without regard to the provisions of this sentence) and able to do so.

By paying you an amount demanded in accordance with this Letter of Credit, we make no representation as to the correctness of the amount demanded or your calculations and representations on the certificates required of you by this Letter of Credit.

This Letter of Credit shall expire on the earliest of (i) December 30, 2009 or if such date is extended pursuant to the terms hereof, the date as so extended (the “Expiration Date”), as certified to you by a certificate in substantially the form of Annex J to this Letter of Credit, (ii) when any draft accompanied by your certification substantially in the form of Annex D to this Letter of Credit is honored and paid by us, (iii) the day on which this Letter of Credit is surrendered by the Trustee to the Bank, accompanied by a certificate substantially in the form of Annex F to this Letter of Credit, (iv) two Business Days following the first day on which the interest rate with respect to the Bonds is converted to bear interest at a rate other than the Daily Interest Rate or Weekly Interest Rate pursuant to the Indenture, as certified by you in substantially the form of Annex I to this Letter of Credit, or (v) 30 days after you receive our Annex H certification or, if such day is not a Business Day, on the next succeeding Business Day. Any Annex H certification will be delivered to you at the address indicated above or, if we have received a Transfer Demand in the form of Annex E, to your transferee at the address set forth in such Annex E.

Payments of Drawings under this Letter of Credit shall be made from funds of the Bank and not from any moneys provided to the Bank by the Company, the Issuer or any party related to the Company or the Issuer.

This Letter of Credit shall be governed by and construed in accordance with the International Standby Practice 1998, and, to the extent not inconsistent therewith, the laws of the State of North Carolina.

This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Bonds), except only the Annexes and drafts referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such Annexes and drafts.

This Letter of Credit is transferable any number of times, but only in the amount of the full unutilized balance hereof and not in part. Transfer may be made to any person or entity whom you or any transferee hereunder designate as a successor trustee under the Indenture. Transfer of the available Drawing under this Letter of Credit to such transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a request designating your successor in the form of Annex E (Transfer Demand) attached hereto, with the signature of the appropriate officer signing on your behalf authenticated by another one of your officers, and the payment of $2,500 paid by the Company as a transfer fee. Upon presentation and payment, we shall forthwith effect a transfer of this Letter of Credit to your designated transferee.

Very truly yours,

BANK OF AMERICA, N.A.

By:
Name:
Title:

ANNEX A

(PERIODIC INTEREST DEMAND WITH REINSTATEMENT REQUEST)

BANK OF AMERICA, N.A.

IRREVOCABLE LETTER OF CREDIT NO. 3097975

Bank of America, N.A.

Standby Letter of Credit Department

1000 West Temple Street

7th Floor, Mail Code CA9-705-07-05,

Los Angeles, California 90012

Re:	Drawing for Interest Due on Scheduled Interest Payment Date

Ladies and Gentlemen:

We refer to your Letter of Credit No. 3097975 (the “Letter of Credit”). Any term which is defined in the Letter of Credit shall have the same meaning when used herein. The undersigned, a duly authorized officer of The Bank of New York Mellon Trust Company, N.A. (the “Trustee” or “we”), hereby certifies to you that:

1. We are the Trustee or a successor Trustee under the Indenture for the holders of $17,000,000 Pollution Control Revenue Refunding Bonds (Avista Corporation Colstrip Project) Series 2008 (the “Bonds”), issued by City of Forsyth, Montana.

2. We hereby make demand under the Letter of Credit, by our presentment of the sight draft accompanying this Certificate, for payment of $             representing accrued and unpaid interest on the Bonds with respect to a scheduled interest payment.

3. The amount of the draft accompanying this Certificate does not exceed the amount available on the date hereof to be drawn under the Letter of Credit in respect of interest accrued on the Bonds. This amount was computed in accordance with the terms and conditions of the Bonds and the Indenture. The date specified in paragraph 4 below is not earlier than the date upon which the payment hereby demanded is required to be made under the terms and conditions of the Bonds and the Indenture.

4. We request that the payment hereby demanded be made no later than 11:00 a.m., New York, New York time (“New York Time”), on                      [if this certificate and an accompanying draft are delivered at or before 3:00 p.m., New York Time, then insert a date which is no earlier than the next Business Day; if this certificate and an accompanying draft are delivered after 3:00 p.m., New York Time, insert a date which is a Business Day and is no earlier than the second succeeding Business Day following the date those documents are delivered]. Unless otherwise

agreed to in a writing signed by you and us, please [deposit/wire transfer] the amount hereby demanded to our account number                      [insert account number] with                      [insert name and address of banking institution to receive funds].

5. Please reinstate the Letter of Credit by the amount specified in paragraph 2 of this Certificate in accordance with the terms set forth in the Letter of Credit; following such reinstatement, the Stated Amount shall be the same as it was immediately prior to this Drawing.

6. The amount demanded hereby is not being made in respect of any Bonds currently registered in the name of or held by the Trustee for the account of the Bank or held of record by the Company or by the Trustee for the account of the Company.

IN WITNESS WHEREOF, we have executed and delivered this Certificate as Trustee as of the      day of             ,         .

Very truly yours,

, as Trustee

By:
Name:
Title:

ANNEX B

(PRINCIPAL AND INTEREST DEMAND WITHOUT REINSTATEMENT REQUEST)

BANK OF AMERICA, N.A.

IRREVOCABLE LETTER OF CREDIT NO. 3097975

Bank of America, N.A.

Standby Letter of Credit Department

1000 West Temple Street

7th Floor, Mail Code CA9-705-07-05,

Los Angeles, California 90012

Re:	Drawing for Partial Redemption of the Bonds

Ladies and Gentlemen:

We refer to your Letter of Credit No. 3097975 (the “Letter of Credit”). Any term which is defined in the Letter of Credit shall have the same meaning when used herein. The undersigned, a duly authorized officer of The Bank of New York Mellon Trust Company, N.A. (the “Trustee” or “we”), hereby certifies to you that:

1. We are the Trustee or a successor Trustee under the Indenture for the holders of $17,000,000 Pollution Control Revenue Refunding Bonds (Avista Corporation Colstrip Project) Series 2008 (the “Bonds”), issued by City of Forsyth, Montana.

2. We hereby make demand under the Letter of Credit for payment of $            , of which $             shall be with respect to the principal of certain of the Bonds, and $             shall be with respect to interest to be paid on the Bonds, which total amount is due with respect to a partial redemption of Bonds pursuant to the Indenture.

3. The amount of the draft accompanying this Certificate does not exceed the amount available on the date hereof to be drawn under the Letter of Credit and was computed in accordance with the terms and conditions of the Bonds and the Indenture. The date specified in paragraph 4 below is not earlier than the date upon which the payment hereby demanded is required to be made under the terms and conditions of the Bonds and the Indenture.

4. We request that the payment hereby demanded be made no later than 11:00 a.m., New York, New York time (“New York Time”), on                      [if this certificate and an accompanying draft are delivered at or before 3:00 p.m., New York Time, insert a date which is no earlier than the next Business Day; if this certificate and an accompanying draft are delivered after 3:00 p.m., New York Time, insert a date which is a Business Day and is no earlier than the second succeeding Business Day following the date those documents are delivered]. Unless otherwise agreed to in a writing signed by you and us, please [deposit/wire transfer] the amount hereby demanded to our account number                      [insert account number] with                      [insert name and address of banking institution to receive funds].

5. Upon application of the amount with respect to principal of the Bonds set forth in paragraph 2 of this Certificate, there shall be outstanding $             principal amount of the Bonds and the Stated Amount of the Letter of Credit shall be $            .

6. The amount demanded hereby is not being made in respect of any Bonds currently registered in the name of or held by the Trustee for the account of the Bank or held of record by the Company or by the Trustee for the account of the Company.

IN WITNESS WHEREOF, we have executed and delivered this Certificate as Trustee as of the      day of             ,         .

Very truly yours,

, as Trustee

By:
Name:
Title:

ANNEX C

(PRINCIPAL AND INTEREST DEMAND)

BANK OF AMERICA, N.A.

IRREVOCABLE LETTER OF CREDIT NO. 3097975

Bank of America, N.A.

Standby Letter of Credit Department

1000 West Temple Street

7th Floor, Mail Code CA9-705-07-05,

Los Angeles, California 90012

Re:	Drawing for Purchase of Bonds

Ladies and Gentlemen:

We refer to your Letter of Credit No. 3097975 (the “Letter of Credit”). Any term which is defined in the Letter of Credit shall have the same meaning when used herein. The undersigned, a duly authorized officer of The Bank of New York Mellon Trust Company, N.A. (the “Trustee” or “we”), hereby certifies to you that:

1. We are the Trustee or a successor Trustee under the Indenture for the holders of $17,000,000 Pollution Control Revenue Refunding Bonds (Avista Corporation Colstrip Project) Series 2008 (the “Bonds”), issued by City of Forsyth, Montana.

2. We hereby make demand under the Letter of Credit for payment of $            , of which $             shall be with respect to the principal of certain of the Bonds, and $             shall be with respect to interest to be paid on certain of the Bonds, which total amount is due with respect to the payment of all or a portion of the purchase price of Bonds pursuant to the Indenture.

3. The amount of the draft accompanying this Certificate does not exceed the amount available on the date hereof to be drawn under the Letter of Credit and was computed in accordance with the terms and conditions of the Bonds and the Indenture. The date specified in paragraph 4 below is not earlier than the date upon which the payment hereby demanded is required to be made under the terms and conditions of the Bonds and the Indenture.

4. The executed original of this certificate and the accompanying draft is presented to you at or prior to 12:00 p.m., New York, New York time (“New York Time”) of a Business Day, and we request that the payment hereby demanded be made no later than 2:00 p.m., New York Time, on the same Business Day. If the executed original (or a facsimile copy thereof) of this certificate and the accompanying draft is presented to you after 12:00 p.m., New York Time, on a Business Day, we request that the payment demanded be made no later than 2:00 p.m., New York Time, on the next succeeding Business Day. Unless otherwise agreed to in a writing signed by you and us, please [deposit/wire transfer] the amount hereby demanded to our account number                      [insert account number] with                                          [insert name and address of banking institution to receive funds].

5. The amount demanded hereby is not being made in respect of any Bonds currently registered in the name of or held by the Trustee for the account of the Bank or held of record by the Company or by the Trustee for the account of the Company. We hereby certify that Bonds in an aggregate outstanding principal amount equal to the amount demanded hereby with respect to principal shall be recorded as Pledged Bonds on the bond register or, if the Bonds are held in a book entry system, the registration requirements for such Bonds set forth in the Indenture will be satisfied.

IN WITNESS WHEREOF, we have executed and delivered this Certificate as Trustee as of the      day of             ,         .

Very truly yours,

, as Trustee

By:
Name:
Title:

ANNEX D

(FINAL DRAWING)

BANK OF AMERICA, N.A.

IRREVOCABLE LETTER OF CREDIT NO. 3097975

Bank of America, N.A.

Standby Letter of Credit Department

1000 West Temple Street

7th Floor, Mail Code CA9-705-07-05,

Los Angeles, California 90012

Re:	Final Drawing and Termination

Ladies and Gentlemen:

We refer to your Letter of Credit No. 3097975 (the “Letter of Credit”). Any term which is defined in the Letter of Credit shall have the same meaning when used herein. The undersigned, a duly authorized officer of The Bank of New York Mellon Trust Company, N.A. (the “Trustee” or “we”), hereby certifies to you that:

1. We are the Trustee or a successor Trustee under the Indenture for the holders of $17,000,000 Pollution Control Revenue Refunding Bonds (Avista Corporation Colstrip Project) Series 2008 (the “Bonds”), issued by City of Forsyth, Montana.

2. We hereby make demand for payment of $             of which $             shall be with respect to the principal of the Bonds, and $             shall be with respect to interest, if any, on the Bonds.

3. This Drawing is being made as a result of the maturity, acceleration, or redemption of all outstanding Bonds in accordance with the terms and conditions of the Bonds and the Indenture.

4. The amount of the draft accompanying this Certificate does not exceed the amount available on the date hereof to be drawn under the Letter of Credit. This amount was computed in accordance with the terms and conditions of the Bonds and the Indenture. The date specified in paragraph 5 below is not earlier than the date upon which the payment hereby demanded is required to be made under the terms and conditions of the Bonds and the Indenture.

5. The sight draft accompanying this Certificate constitutes the final Drawing under the Letter of Credit and upon payment of such draft, the Letter of Credit is canceled. We request that the payment hereby demanded be made no later than 3:00

p.m., New York, New York time (“New York Time”), on                      [if this certificate and an accompanying draft are delivered at or before 3:00 p.m., New York Time, insert a date which is a Business Day and which is the next Business Day; if this certificate and an accompanying draft are delivered after 3:00 p.m., New York Time, insert a date which is a Business Day and is no earlier than the second succeeding Business Day following the date these documents are delivered]. Please [deposit/wire transfer] the amount hereby demanded to our account                      number                      [insert account number] with                      [insert name and address of banking institution to receive funds].

6. The amount demanded hereby is not being made in respect of any Bonds currently registered in the name of or held by the Trustee for the account of the Bank or held of record by the Company or by the Trustee for the account of the Company.

IN WITNESS WHEREOF, we have executed and delivered this Certificate as Trustee as of the      day of             ,         .

Very truly yours,

, as Trustee

By:
Name:
Title:

ANNEX E

(TRANSFER DEMAND)

BANK OF AMERICA, N.A.

IRREVOCABLE LETTER OF CREDIT NO. 3097975

Bank of America, N.A.

Standby Letter of Credit Department

1000 West Temple Street

7th Floor, Mail Code CA9-705-07-05,

Los Angeles, California 90012

Re:	Instruction to Transfer Letter of Credit No. 3097975

Ladies and Gentlemen:

For value received, the undersigned beneficiary (the “Transferor”) hereby irrevocably transfers to:

(Name of Transferee and Address)

(the “Transferee”) all rights of the Transferor with respect to the above referenced Letter of Credit, including the right to draw under said Letter of Credit in the amount of the full unutilized balance thereof. Said Transferee has succeeded the Transferor as Trustee under that certain Trust Indenture dated as of December 1, 2008 by and between the City of Forsyth, Montana (the “Issuer”) and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Indenture”) with respect to the Issuer’s $17,000,000 Pollution Control Revenue Refunding Bonds (Avista Corporation Colstrip Project) Series 2008.

By virtue of this transfer, the Transferee shall have the sole rights as beneficiary of said Letter of Credit, including sole rights relating to any past or future amendments thereof, whether increases or extensions or otherwise. All amendments are to be advised directly to the Transferee without necessity of any consent of or notice to the Transferor.

By its signature below, the Transferee acknowledges that it has duly succeeded the Transferor as Trustee under the Indenture, and agrees to be bound by the terms of the Indenture as if it were the original Trustee thereunder.

The Letter of Credit is returned herewith, and we ask you to endorse the transfer on the reverse thereof and to forward it directly to the Transferee with your customary notice of transfer. Also, please find enclosed our payment of $2,500 paid by the Company as a transfer fee in accordance with the Letter of Credit.

Very truly yours,

, as Trustee

By:
[Insert name and title of authorized officer]

SIGNATURE OF THE ABOVE OFFICER, DULY AUTHORIZED TO ACT ON BEHALF OF ., AUTHENTICATED BY:

By:
Name:
Title:

Acknowledged by
[insert name of Transferee] as Transferee and successor Trustee

By:
Name:
Title:

ANNEX F

(SURRENDER CERTIFICATE)

BANK OF AMERICA, N.A.

IRREVOCABLE LETTER OF CREDIT NO. 3097975

Bank of America, N.A.

Standby Letter of Credit Department

1000 West Temple Street

7th Floor, Mail Code CA9-705-07-05,

Los Angeles, California 90012

Ladies and Gentlemen:

We refer to your Letter of Credit No. 3097975 (the “Letter of Credit”). Any term which is defined in the Letter of Credit shall have the same meaning when used herein. The undersigned, a duly authorized officer of The Bank of New York Mellon Trust Company, N.A. the “Trustee” of “we”), hereby certifies to you that:

1. We are the Trustee or a successor Trustee under the Indenture for the holders of $17,000,000 Pollution Control Revenue Refunding Bonds (Avista Corporation Colstrip Project) Series 2008 (the “Bonds”), issued by City of Forsyth, Montana.

2. We hereby surrender the attached Letter of Credit to you in accordance with the terms of the Indenture.

3. The Letter of Credit is hereby terminated in accordance with its terms.

4. No payment is demanded of you in connection with this surrender of the Letter of Credit.

IN WITNESS WHEREOF, we have executed and delivered this certificate as Trustee as of the      day of             ,         .

Very truly yours,

, as Trustee

By:
Name:
Title:

ANNEX G

(TRUSTEE CERTIFICATE)

BANK OF AMERICA, N.A.

IRREVOCABLE LETTER OF CREDIT NO. 3097975

Bank of America, N.A.

Standby Letter of Credit Department

1000 West Temple Street

7th Floor, Mail Code CA9-705-07-05,

Los Angeles, California 90012

Re:	Irrevocable Letter of Credit No. 3097975

Ladies and Gentlemen:

The undersigned, a duly authorized officer of The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), hereby notifies Bank of America, N.A. (the “Bank”), with reference to Letter of Credit No. 3097975 (the “Letter of Credit”; terms defined therein and not otherwise defined herein shall have the meanings set forth in the Letter of Credit) issued by the Bank in favor of the Trustee as follows:

1.                      is the Remarketing Agent under the Indenture for the holders of the Bonds.

2. The Trustee has been advised by the Company or the Remarketing Agent that the amount of $             paid to the Bank today by the Company or the Remarketing Agent on behalf of the Company is a payment made to reimburse the Bank, pursuant to the Letter of Credit and Reimbursement Agreement dated as of December 1, 2008 (the “Reimbursement Agreement”), by and between the Company and the Bank, for amounts drawn under the Letter of Credit pursuant to a Liquidity Drawing.

3. Of the amount referred to in paragraph 2, $             represents the aggregate principal amount of Pledged Bonds resold or to be resold on behalf of the Company.

4. Of the amount referred to in paragraph 2, $             represents accrued and unpaid interest on such Pledged Bonds.

IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of this      day of             ,         .

, as Trustee

By:
Name:
Title:

ANNEX H

(NOTICE OF EVENT OF DEFAULT UNDER REIMBURSEMENT AGREEMENT)

BANK OF AMERICA, N.A.

IRREVOCABLE LETTER OF CREDIT NO. 3097975

To:	Beneficiary under our Letter of Credit No. 3097975

(the “Letter of Credit”)

Re:	Event of Default under Reimbursement Agreement

Ladies and Gentlemen:

We hereby certify to you that:

1. An Event of Default has occurred under the Letter of Credit and Reimbursement Agreement dated as of December 1, 2008, between Bank of America, N.A. and Avista Corporation (the “Reimbursement Agreement”).

2. Pursuant to Section 9.01(g) of the Indenture (as such term and all other capitalized terms are used in the Reimbursement Agreement), there is to be an acceleration of the Bonds upon receipt of notice of the occurrence and continuance of an Event of Default under the Reimbursement Agreement upon request for acceleration from the Bank.

3. The Bank hereby requests you to draw on the Letter of Credit to pay for such acceleration.

4. Unless it expires earlier in accordance with its terms, the Letter of Credit will expire on             ,          [insert date that is 30 days from beneficiary’s receipt of this notice or, if such day is not a Business Day, the next succeeding Business Day].

IN WITNESS WHEREOF, we have executed and delivered this certificate as of this      day of             ,         .

Very truly yours,

BANK OF AMERICA, N.A.

By:
Name:
Title:

ANNEX I

NOTICE OF ADJUSTMENT

Bank of America, N.A.

Standby Letter of Credit Department

1000 West Temple Street

7th Floor, Mail Code CA9-705-07-05,

Los Angeles, California 90012

Re:	Conversion of Bonds from a Weekly Interest Rate

Ladies and Gentlemen:

We refer to your Letter of Credit No. 3097975 (the “Letter of Credit”). Any term which is defined in the Letter of Credit shall have the same meaning when used herein. The undersigned, a duly authorized officer of The Bank of New York Mellon Trust Company, N.A. (the “Trustee” or “we”), hereby certifies to you that:

1. We are the Trustee or a successor Trustee under the Indenture for the holders of $17,000,000 Pollution Control Revenue Refunding Bonds (Avista Corporation Colstrip Project) Series 2008 (the “Bonds”), issued by City of Forsyth, Montana.

2. The Letter of Credit will expire on             ,         , which is two (2) Business Days following the conversion of all of the Bonds outstanding from a Weekly Interest Rate or Daily Interest Rate pursuant to the Indenture.

IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of this      day of             ,         .

, as Trustee

By:
Name:
Title:

ANNEX J

FORM OF NOTICE OF EXTENSION AND AMENDMENT

            , 20

The Bank of New York Mellon Trust Company, N.A., as Trustee

Towermarc Plaza

101061 Centurion Parkway, 2nd Floor

Jacksonville, Florida 32256

Attention: Corporate Trust Department

Re:	Our Letter of Credit No. 3097975 in favor of you, as Trustee

Ladies and Gentlemen:

Reference is hereby made to that certain Letter of Credit No. 3097975 dated December 30, 2008 (the “Letter of Credit”) established by us in your favor as Trustee under the Indenture (as defined in the Letter of Credit). We hereby notify you that, in accordance with the terms of the Letter of Credit, the Expiration Date (as defined in the Letter of Credit) has been extended to             , 20    .

This letter should be attached to the Letter of Credit and made a part thereof.

Bank of America, N.A.

By:
[Name and Title of Authorized Officer]